                                                                    Exhibit 11.1
                      Exide Corporation and Subsidiaries
                       Computation of Per Share Earnings
    (After Extraordinary Loss and Cumulative Effect of Accounting Changes)
            (Amounts in thousands except share and per share data)

                                                                          Fiscal             Fiscal            Fiscal
                                                                           Year               Year              Year
                                                                          Ended              Ended             Ended
                                                                         March 31,          March 31,         March 31,
                                                                           1994               1995              1996
                                                                       -------------     --------------    --------------
Primary earnings per common share:

Income before extraordinary loss and cumulative effect of
  accounting change applicable to common stock                       $        17,217    $         4,491    $          939
                                                                      ==============      =============     =============
Net income (loss) applicable to common stock                         $         4,506    $           894    $       (8,661)
                                                                      ==============      =============     =============

Shares and equivalents outstanding-
  Base shares after ECA exchange                                           8,388,338          8,388,338         8,388,338
  Common stock equivalents--
    Stock award grants, assuming exercised at
     the average market price                                                688,665            763,080           775,062
    Stock award grants exercised                                                                     --             1,992
    Stock options, assuming exercised at
     the average market price                                                                        --            23,159
  IPO shares (average shares outstanding throughout the year)              1,916,667          4,600,000         4,600,000
  Secondary offering shares (average shares outstanding
     throughout the year)                                                     64,515          1,000,000         1,000,000
  12/94 stock offering (average shares outstanding throughout
      the year)                                                                   --          1,439,657         5,175,000
  Shares issued to acquire Schuylkill Holdings, Inc. (average
      shares outstanding throughout the year)                                     --                 --           348,755
  Shares issued to acquire remaining interest in CEAc subsidiary
      (average shares outstanding throughout the year)                            --                 --            72,116
  Shares issued under Employee Stock Purchase Plan (average shares
      outstanding throughout the year)                                            --                 --               384
                                                                      --------------      -------------     -------------
Weighted average of common shares outstanding and equivalents             11,058,185         16,191,075        20,384,806
                                                                      ==============      =============     =============

Primary earnings per common share before extraordinary loss
  and cumulative effect of accounting change                         $          1.56    $          0.28    $         0.05
                                                                      ==============      =============     =============

Primary earnings (loss) per common share                             $          0.41    $          0.06    $        (0.42)
                                                                      ==============      =============     =============

                                                                 Exhibit 11.1
                                                                 (continued)
                      Exide Corporation and Subsidiaries
                       Computation of Per Share Earnings
    (After Extraordinary Loss and Cumulative Effect of Accounting Changes)
            (Amounts in thousands except share and per share data)

                                                                            Fiscal           Fiscal            Fiscal
                                                                             Year             Year              Year
                                                                            Ended             Ended             Ended
                                                                           March 31,         March 31,         March 31,
                                                                             1994              1995              1996
                                                                        --------------    --------------    --------------
Fully diluted earnings per common share:

Income before extraordinary loss and cumulative effect of
  accounting change applicable to common stock                          $      17,217     $        4,491    $          939

Elimination of interest expense on convertible senior
   subordinated notes, net of income tax benefit                                    --                --             3,404
                                                                        --------------    --------------    --------------
Adjusted income before extraordinary loss and cumulative
   effect of accounting change applicable to common stock               $       17,217    $        4,491    $        4,343
                                                                        ==============    ==============    ==============

Net income (loss) applicable to common stock                            $        4,506    $          894    $       (8,661)

Elimination of interest expense on convertible senior subordinated
   notes, net of income tax benefit                                                 --                --             3,404
                                                                        --------------    --------------    --------------

Adjusted net income (loss) applicable to common stock                   $        4,506    $          894    $       (5,257)
                                                                        ==============    ==============    ==============


Shares and equivalents outstanding -
   Base shares after ECA exchange                                            8,388,338         8,388,338         8,388,338
   Common stock equivalents --
     Stock award grants, assuming exercised at
      the average market price                                                 688,665           763,080           775,062
     Stock award grants exercised                                                   --                --             1,992
     Stock options, assuming exercised at
      the average market price                                                      --                --            23,159
   IPO shares (average shares outstanding throughout the year)               1,916,667         4,600,000         4,600,000
   Secondary offering shares (average shares outstanding
      throughout the year)                                                      64,515         1,000,000         1,000,000
   12/94 stock offering (average shares outstanding throughout
      the year)                                                                     --         1,439,657         5,175,000
   Shares issued to acquire Schuykill Holdings, Inc. (average
      shares outstanding throughout the year)                                       --                --           348,755
   Shares issued to acquire remaining interest In CEAc subsidiary
      (average shares outstanding throughout the year)                              --                --            72,116
   Shares issued under Employee Stock Purchase Plan (average shares
      outstanding throughout the year)                                              --                --               384
   Convertible shares (assumed average shares outstanding
      throughout the year)                                                          --                --         1,477,254
                                                                        --------------    --------------    --------------

Weighted average of common shares outstanding and equivalents               11,058,185        16,191,075        21,862,060
                                                                        ==============    ==============    ==============
Fully diluted earnings per common share before extraordinary loss
   and cumulative effect of accounting change                           $         1.56    $         0.28    $        N.A.*
                                                                        ==============    ==============    ==============
Fully *antidilutive earnings (loss) per common share                    $         0.41    $         0.06    $        N.A.*
                                                                        ==============    ==============    ==============